Exhibit 4.3

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

APRIL 26, 1996

NUMBER	SHARES

NOVATEL WIRELESS, INC.

50,000,000 SHARES COMMON STOCK	2,000,000 SHARES PREFERRED STOCK
$.001 PAR VALUE EACH	$.001 PAR VALUE EACH

THIS CERTIFIES THAT                                           IS THE REGISTERED HOLDER OF                  Shares of the Series B Convertible Preferred Stock of NOVATEL WIRELESS, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this        day of                          A.D.         .

[SEAL]
SECRETARY		CHAIRMAN OF THE BOARD

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR TO THE EXTENT THAT REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER SUCH ACT OR UNDER APPLICABLE STATE LAWS OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE PURCHASER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

REFER TO THE CERTIFICATE OF INCORPORATION, BYLAWS AND AGREEMENTS ON FILE WITH THE SECRETARY OF THE CORPORATION FOR FURTHER RESTRICTIONS. THE SHARES REPRESENTED HEREBY ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 12, 2003. COPIES OF SUCH AGREEMENTS ARE ON FILE WITH AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF IT, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENTS.